SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2004

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On February 18, 2004, Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), issued a press release announcing that it had completed its offering of $150 million of senior notes due February 15, 2011. The notes accrue interest at the rate of 7 1/4% per annum. In addition, the Company also announced that it has called for redemption on February 24, 2004 all of its outstanding 9-1/2% senior subordinated notes due 2008 at a redemption price of 104.750%, plus accrued and unpaid interest to the redemption date.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit	Description
99.1*	Press Release, dated February 18, 2004.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips-Van Heusen Corporation

By: /s/ Emanuel Chirico
Name: Emanuel Chirico
Title: Executive Vice President
and Chief Financial Officer

Date: February 18, 2004